                                                     Exhibit 99-B.8.120
                               SELLING AND SERVICES AGREEMENT
                                                            AND
                                 FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made and entered into as of this 30th day of May, 2008 by and among ING Life Insurance and Annuity Company (“ING Life”), ING Financial Advisers, LLC
(“ING Financial”) (collectively, “ING”), Morgan Stanley Institutional Fund, Inc. (“MSIF Inc.,”
which hereinafter refers to Morgan Stanley Institutional Fund, Inc. or its duly appointed designee), Morgan Stanley Institutional Fund Trust (“MSIF Trust,” which hereinafter refers to
Morgan Stanley Institutional Fund Trust or its duly appointed designee) (MSIF Inc. and MSIF
Trust may hereinafter be referred to individually as a “Fund” or jointly as the “Funds”), Morgan
Stanley Investment Management Inc. (“Adviser”) and Morgan Stanley Distribution, Inc.
(“Distributor”).

WHEREAS, each Fund is an open-end investment company registered under the
Investment Company Act of 1940, as amended (the “1940 Act”), and the classes of shares of each separate series of the Funds identified on Schedule A attached hereto (respectively, the
“Shares” and the “Portfolios”) are registered under the Securities Act of 1933, as amended (the
“Securities Act”); and

WHEREAS, Adviser serves as the investment adviser to the Funds; and

WHEREAS, Distributor acts as principal underwriter for the Shares of the Portfolios; and

WHEREAS, the Funds employ a transfer agent to provide transfer agent and divided disbursement services (herein, the “Transfer Agent”) with respect to the Portfolios; and

WHEREAS, ING Life is an insurance company that issues annuity contracts to, and/or provides various recordkeeping and other administrative services to, certain plans under Sections
401, 403(b), 457 or 408 of the Internal Revenue Code of 1986, as amended (“Tax Code”), certain nonqualified deferred compensation arrangements, and custodial accounts under Section
403(b)(7) or 408 of the Tax Code (collectively, “Plans”); and

WHEREAS, such Plans may invest in the Portfolios directly, or alternatively, certain of such Plans may invest in the Portfolios indirectly through annuity contracts and funding agreements issued by ING Life (the “Contracts”); and

WHEREAS, ING Life has established certain variable annuity and variable life separate accounts as set forth in Schedule B attached hereto, as may be amended from time to time to add additional accounts that may be established in the future by ING Life (the “Separate Accounts”), to serve as investment vehicles for the Contracts; and

WHEREAS, ING Life will provide various administrative and shareholder services in connection with the investment by the Plans in the Portfolios or in the Contracts; and

WHEREAS, ING Financial will distribute to Plans Shares of the Portfolios or units of the
Separate Accounts that may in turn invest in the Portfolios;

NOW, THEREFORE, it is agreed as follows:

1.	Investment of Plan Assets.

(a) With respect to Plans that invest in the Portfolios directly, ING Financial represents that it is authorized under the Plans to implement the investment of Plan assets in the name of an appropriately designated nominee of each Plan (“Nominee”) in Shares of investment companies or other investment vehicles specified by a sponsor, an investment adviser, an administrative committee, or other fiduciary as designated by a Plan (“Plan Representative”) upon the direction of a Plan participant or beneficiary (“Participant”). The parties acknowledge and agree that selections of particular investment companies or other investment vehicles are made by Plan
Representatives or Participants, who may change their respective selections from time to time in accordance with the terms of the Plan.

(b) With respect to Plans that invest in the Portfolios indirectly through the Contracts,
ING Life represents that each of the Separate Accounts is a separate account under Connecticut
Insurance law and that it has registered or will register each of the Separate Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the
1940 Act, to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ING Life to a Separate Account for investment in the
Shares of one or more specified open-end management investment companies available through that Separate Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the contract owner
(“Contract Owner”) or Participant, as applicable under a particular Contract.

2. Omnibus Account.

The parties agree that, with respect to each applicable class of Shares of each Portfolio listed on Schedule A, a single omnibus account held in the name of the Nominee shall be maintained for those Plan assets directed for investment directly in the Portfolio, and a single omnibus account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Portfolio through the Contracts (collectively, the “Omnibus Accounts.”)
ING Life, as issuer of the Contracts or as service agent for the Plans, shall facilitate purchase and sale transactions with respect to the Omnibus Accounts in accordance with this Agreement.

3. Services to be Performed by ING.

ING may be responsible for performing shareholder account servicing functions, which shall include without limitation:

(a)	making the Portfolios available under the Contracts or other arrangements offered by ING;

(b)	assisting in processing customer purchase, exchange and redemption requests;

(c)	answering customer inquiries regarding account status and history;

(d)	assisting customers in designating and changing dividend options, account designations and addresses;

(e)	adopting and maintaining appropriate security measures for identifying customer;

(f)	providing periodic statements showing a customer’s account balances and, to the extent practicable, integration of such information with other customer transactions otherwise effected with or through the ING;

(g)	furnishing (either separately or on an integrated basis with other reports sent to a customer by ING) statements and confirmations of all purchase, exchange and redemption requests as may be required by agreement between ING and the customers;

(h)	processing customer purchase, exchange and redemption requests for Shares and placing such purchase, exchange and redemption instructions with the Transfer Agent, or any designee thereof, in the manner described in Section 4 hereof;

(i)	providing subaccounting services and maintaining accurate subaccounting records regarding Shares beneficially owned by customers;

(j)	updating customer records to reflect dividend payments;

(k)	transmitting proxy statements, annual and semi-annual reports, the Portfolios’ then current prospectuses (in each case, the “Prospectus”) and other communications from the Portfolios to customers as may be required by law and by agreement between ING and the customers; and

(l)	providing such other related services upon which the Distributor, the Adviser, the Funds and ING may mutually agree.

ING shall provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this paragraph with respect to its customers. ING shall exercise reasonable care in performing all such services.

4.	Pricing Information, Orders, Settlement.

(a) The Funds will make Portfolio Shares available to be purchased by the Nominee or by ING Life, as applicable, on behalf of the Omnibus Accounts, at the net asset value (“NAV”)
applicable to each order; provided, however, that the Plans or the Separate Accounts meet the criteria for purchasing Shares of the Portfolios at NAV as described in the Portfolios’
prospectuses. Portfolio Shares shall be purchased, exchanged and redeemed on a net basis for such Plans or such Separate Accounts in such quantity and at such time determined by ING or the Nominee to correspond with investment instructions received by ING from Contract Owners,
Plan Representatives or Participants, provided, however, that the Board of Trustees of MSIF
Trust and the Board of Directors of MSIF Inc. (hereinafter the “Trustees and Directors”) may, upon reasonable notice to ING, refuse to sell Shares of any Portfolio to any person, or suspend, or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees or Directors, as applicable, acting in good faith and in the best interests of the shareholders of the Portfolio
Shares and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

(b) The Funds agree to furnish or cause to be furnished to ING Financial for each
Portfolio: (i) confirmed NAV information as of the close of trading (normally 4:00 p.m., Eastern time (“ET”) on the New York Stock Exchange (“Close of Trading”) on each business day that the New York Stock Exchange is open for business (“Business Day”) or at such other time as the
NAV of a Portfolio is calculated as disclosed in the relevant then current prospectus(es) in a format that includes the Portfolio’s name and the change from the last calculated NAV, (ii)
dividend and capital gains information as it arises, and (iii) in the case of a fixed income
Portfolio, the daily accrual or the distribution rate factor. The Funds, or the Transfer Agent, on behalf of the Funds, will use their best efforts to provide or cause to be provided to ING
Financial such information by 7:00 p.m. ET provided, however, the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time due to extraordinary or unforeseen circumstances. The Fund shall use best efforts to notify ING's Fund Operations area as early in the day as practicable on any day on which it expects that it might provide such information later than 7:00 p.m. Eastern Time, so that ING may attempt to make reasonable provision to accept such information when it is provided.

(c) ING Financial, as agent for the Funds solely for the purposes expressed herein, shall receive from Contract Owners, Plan Representatives and/or Participants, for acceptance as of the
Close of Trading on each Business Day, orders, requests or directions for the purchase, exchange and/or redemption of Shares of the Portfolios held by the Nominee or by ING Life on behalf of its Separate Accounts (“Instructions”). Following receipt of Instructions on any Business Day,
ING Financial shall (i) transmit to the Transfer Agent such Instructions no later than 9:00 a.m.
ET on the next following Business Day, and (ii) upon acceptance of any such Instructions, communicate such acceptance to the Contract Owners, Plan Representatives or Plan Participants,
as appropriate (“Confirmation”). The Business Day on which such Instructions are received in proper form by ING Financial and time stamped by the Close of Trading will be the date as of which Portfolio Shares shall be deemed purchased, exchanged or redeemed as a result of such
Instructions (“Trade Date”). Instructions received in proper form by ING Financial and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. ING Financial agrees that all Instructions received by ING
Financial, which will be transmitted to the Transfer Agent for processing as of a particular
Business Day, will have been received and time stamped prior to the Close of Trading on that previous Business Day. Upon execution of this Agreement, the Funds shall provide ING with information it requires concerning the Transfer Agent in order for ING to transmit such
Instructions, and shall update this information as necessary.

(d) ING Financial will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Funds custodial account or accounts designated by the Funds, as soon as possible, but in any event no later than 4:00 p.m. ET on the next Business Day following the Trade Date.

(e) The Transfer Agent, or its designee, on behalf of the Funds, will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by ING Financial, as soon as possible, but in any event no later than 4:00 p.m. ET on the next Business Day following the Trade Date on which such redemption orders are made by ING in conformance with Section 4(c).

(f) In lieu of applicable provisions set forth in paragraphs 4(c) through 4(e) above, the parties may agree to execute orders and wire payments for purchases, exchanges and redemptions through the National Securities Clearing Corporation’s (“NSCC”) Fund/SERV
System (“Fund/SERV”), in which case such activities will be governed by the provisions set forth in Exhibit I to this Agreement. In addition, the parties may also provide pricing information in accordance with Exhibit I.

(g) Upon the Distributor’s, the Adviser’s the Fund’s or the Transfer Agent’s request, ING shall provide copies of historical records relating to transactions between the Portfolios and the
Contract Owners, Plan Representatives or Participants investing in such Portfolios, written communications regarding the Portfolios to or from such persons, and other materials, in each case, as may reasonably be requested to enable Distributor, the Adviser, the Funds or the
Transfer Agent, or any other designated entity, including without limitation, auditors of the
Portfolios, to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization or a shareholder. ING also agrees that ING will permit the Distributor, the Adviser, the Funds, or the
Transfer Agent, or any duly designated representative, to have reasonable access to ING’s personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

(h) ING Financial shall assume responsibility as herein described for any loss to the
Transfer Agent or to a Portfolio caused by a cancellation or correction made to an Instruction by a Contract Owner, Plan Representative or Participant subsequent to the date as of which such
Instruction has been received by ING Financial and originally relayed to the Transfer Agent, and
ING Financial will immediately pay such loss to the Transfer Agent or such Portfolio upon ING
Financial’s receipt of written notification, with supporting data.

(i) If a Fund provides late (outside the timeframe set forth in Section 1(a) of Exhibit I of the attached Procedures) or materially incorrect net asset value per share ("NAV") information to
ING, through no fault of ING or any party acting on behalf of or at the direction of ING, then, subject to applicable law and regulatory guidelines, the Distributor shall assume responsibility for such losses or gains in accordance with the following provisions:

(i)	In the event that a Contract Owner, Plan or Participant suffers a loss from investment in a Portfolio which is due to the Fund’s or the Transfer Agent’s negligence and such loss cannot be corrected by ING through an adjustment to the Plan’s or Participant’s account, then the Distributor shall be responsible for compensating the direct damages to the Contract Owner’s, Plan’s or Participant’s account that are caused by such negligence.

(ii)	In the event that a Contract Owner, Plan or Participant gains from investment in

	a	Portfolio and the Contract Owner, Plan or Participant continues to invest in the Portfolio, ING shall adjust the Contract Owner’s, Plan’s or Participant’s account upon notification to the applicable Plan sponsor and make the Portfolio whole.

(iii)	In the event that a Contract Owner, Plan or Participant gains from investment in

	a	Portfolio and thereby disadvantages the Portfolio, and the Contract Owner,

Plan or Participant receives a distribution which includes such gain, ING, upon notification to the applicable Plan Sponsor, shall make a reasonable effort to recover from the Contract Owner, Plan or Participant any material amount overpaid to such Contract Owner, Plan or Participant and return such overpayment to the Portfolio; provided that the Distributor shall be responsible for all reasonable and demonstrable expenses incurred by ING in attempting to recover the overpayment.

(iv)	In the event that a Contract Owner, Plan or Participant gains from investment in

	a	Portfolio and thereby disadvantages the Portfolio, and (1) the amount of the overpayment has been invested in another investment option under the Contract or Plan and (2) such gain cannot be corrected by ING through an adjustment to the Contract Owner’s, Plan’s or Participant’s account, ING, upon notification to the applicable Plan sponsor, shall sell the excess shares in such other investment option in the affected Contract Owner’s, Plan’s or Participant’s account (equal to the dollar amount of the overpayment invested) to the extent then available on a current basis and remit the resulting proceeds to the Portfolio in order to make the Portfolio whole; provided that the Distributor shall be responsible for making the Portfolio whole for any dilution in the value of the excess shares recovered from the Contract Owner’s, Plan’s or Participant’s account between the date of investment in the other investment option and the date of recovery of such excess shares, and provided further that subject to Section 4(i)(v) below the Distributor shall be responsible for any reasonable and demonstrable administrative expenses incurred by ING as a result of undertaking transactions related to such other investment option in the affected Contract Owner’s, Plan’s or Participant’s account.

(v)	In the event that ING reprocesses Participant accounts as a result of the Funds’ or the Transfer Agent’s negligence, the Distributor agrees to reimburse ING for those administrative expenses directly resulting from such reprocessing; provided however, the following limitations shall apply: (1) ING shall undertake only those reprocessing activities that are reasonable and necessary;

(2) administrative expenses shall not exceed $1,500 per day (or $2,000 per day if such error relates to a month-end or quarter-end), (3) combined administrative expenses arising from any single incorrect or late NAV occurrence shall not exceed $25,000, (4) administrative expenses arising from any single incorrect or late NAV occurrence that are over and above $10,000 shall be undertaken only by agreement of ING and the Distributor, and (5) notwithstanding anything above to the contrary, the Distributor shall not be responsible for any reimbursement under this Section 4(i)(v) where the Transfer Agent provides the correct NAV by 4:00 p.m. eastern time on the next business day following the day the NAV was due pursuant to Section 1(a) of Exhibit I.

(vi) The determination of the materiality of any NAV pricing error shall be based on the Funds’ policies and procedures in place from time to time consistent with the Securities and Exchange Commission's recommended guidelines regarding such errors, as may be modified from time to time.

(vii) ING and the Funds agree to use reasonable efforts to take such action as may be appropriate to avoid or mitigate costs or losses related to the correction or lateness of NAV information.

(j) Each party shall notify the other of any errors or omissions in any information, including NAV and distribution information set forth above, and interruptions in, or delay or unavailability of, the means of transmittal of any such information as promptly as possible. ING
Financial and Distributor agree to maintain reasonable errors and omissions insurance coverage commensurate with each party’s respective responsibilities under this Agreement.

5. Servicing Fees.

The provision of shareholder and administrative services to Contract Owners or to the
Plans shall be the responsibility of ING Financial, ING Life or the Nominee and shall not be the responsibility of Distributor, Adviser, the Funds or the Transfer Agent. The Nominee, on behalf of the Plans, or ING Life, on behalf of its Separate Accounts, will be recognized as the sole shareholder of Portfolio Shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, the Adviser and/or the Funds, as applicable, agree to pay to ING Life a servicing fee based on the annual rates set forth on Schedule A (the “Servicing
Fees”). Such Servicing Fee shall be based on the average net assets invested in the Portfolios through the Contracts or through ING Life’s arrangements with Plans in, as applicable, each calendar quarter (for MSIF Inc. Portfolios) or month (for MSIF Trust Portfolios). The Adviser and/or the Funds, as applicable, will make such payments to ING Life within thirty (30) days after the end of each calendar quarter or month, as applicable. Upon request, each payment will be accompanied by a statement showing the calculation of the Servicing Fee payable to ING Life for the quarter or month, as applicable, and such other supporting data as may be reasonably requested by ING Life. If required by a Plan or by applicable law, ING Life shall have the right to allocate to a Plan all or a portion of such Servicing Fees to be used by the Plan for legitimate
Plan expenses, or to use the Servicing Fees it collects from the Adviser and/or the Funds to offset other fees payable by the Plan to ING Life, provided, however, that no portion of the Servicing
Fees received by ING Life and allocated to a Plan hereunder shall be allocated to, or used to reimburse, Participant accounts. Neither the Adviser nor the Distributor shall be responsible for any Servicing Fees the Funds may be authorized to pay under this Section 5.

6. 12b-1 Fees.

With respect to any Portfolio that offers Shares for which a shareholder services plan has been adopted under Rule 12b-1 (“Shareholder Services Plan”), Distributor shall compensate
ING Financial for the shareholder servicing it provides for such Portfolio Shares, based on the annual rate set forth on Schedule A (the “12b-1 Fees”). Such 12b-1 Fee shall be based on the average net assets invested in the applicable class of Shares of the Portfolios through the
Contracts or through ING Life’s arrangements with Plans in, as applicable, each calendar quarter
(for MSIF Inc. Portfolios) or month (for MSIF Trust Portfolios). Distributor will make such payments to ING Financial within thirty (30) days after the end of each calendar quarter or month, as applicable. Upon request, each payment will be accompanied by a statement showing the calculation of the 12b-1 Fee payable to ING Financial for the quarter or month, as applicable, and such other supporting data as may be reasonably requested by ING Financial. If required by a Plan or by applicable law, ING Financial shall have the right to allocate to a Plan all or a portion of such 12b-1 Fees to be used by the Plan for legitimate Plan expenses, or to use the 12b-
1 Fees it collects from Distributor to offset other fees payable by the Plan to ING Financial;
provided, however, that no portion of the 12b-1 Fees received by ING Financial and allocated to a Plan hereunder shall be allocated to, or used to reimburse, Participant accounts.

7. Expenses.

ING shall be responsible for all out-of-pocket expenses ING Life incurs in connection with providing shareholder services to Contract Owners or the Plans, including printing costs and actual postage paid by ING Life in connection with mailing updated prospectuses, supplements and financial reports to Contract Owners or Plan Representatives or Participants for which ING
Life provides shareholder services hereunder; provided, however, that all costs incurred by ING
Life associated with proxies for a Portfolio, including proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage), shall be borne by the Funds, the Distributor or the Adviser, and not by ING Life. Notwithstanding the
foregoing, Distributor shall, at its own expense, provide ING, or, at ING’s request, the Plan, with such sufficient copies of relevant prospectuses for all Participants making an initial Portfolio purchase as well as relevant prospectuses, prospectus supplements and periodic reports to shareholders, and other material as shall be reasonably requested by ING to disseminate to Plan
Participants who purchase Shares of the Portfolios.

8. Termination.

This Agreement shall terminate:

(a) At the option of any party hereto upon ninety (90) days’ advance written notice to the other parties;

(b) Immediately, at the option of any party hereto upon institution of formal disciplinary or investigative proceedings against another party by the Financial Industry Regulatory
Authority (“FINRA”), if applicable, the Securities and Exchange Commission (“SEC”), or any
other regulatory body, upon written notice by such party to the other parties hereto;

(d) Immediately, at the option of Distributor, Adviser or the Funds if any of them shall reasonably determine in good faith that Shares of the Portfolios are not being offered in conformity with the terms of this Agreement, upon written notice to ING;

(e) With respect to the maintenance of a particular Omnibus Account only, upon the determination of ING Life to substitute for the Portfolio’s shares the shares of another investment company in accordance with the terms of the applicable Contracts, ING Life will give 60 days’ written notice to the Fund and the Distributor of any decision to replace the Fund’s shares;

(f) Automatically, upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto; provided, however, that each of ING Financial,
ING Life and Distributor may assign, without consent of the other parties hereto, its respective duties and responsibilities under this Agreement to any of its affiliates; or

(g) With respect to the maintenance of a particular Omnibus Account only, if the
Portfolio’s Shares are not registered, issued or sold in conformance with federal law or such law precludes the use of the Portfolio Shares as an investment vehicle for the Contracts or the Plans;
provided, however, that prompt notice shall be given by any party should such situation occur.

9. Continuation of Agreement.

Termination as the result of any cause listed in Section 8 hereof shall not affect the Funds’
respective obligations to continue to maintain the Omnibus Accounts as an investment option for
Contracts then in force for which Portfolio Shares serve or may serve as the underlying medium, or for Plans electing to invest in the Portfolios prior to the termination of this Agreement. For avoidance of doubt, servicing fee will continue to be payable under the terms in Section 5 after the termination, for as long as Portfolio assets are held through the Plans, the Contracts or through ING Life’s other arrangement with Plans.

10.	Advertising and Related Materials.

(a) Advertising and literature with respect to the Portfolios prepared by ING Financial or the Nominee or its agents for use in marketing Shares of the Portfolios to Contract Owners or
Plans (except any material that simply lists the Portfolios’ names) shall be submitted to
Distributor or the Funds for review and approval before such material is used with the general public or any Contract Owner, Plan, Plan Representative, or Participant. Distributor shall advise the submitting party in writing within five (5) Business Days of receipt of such materials of its approval or disapproval of such materials.

(b) Distributor will provide to ING at least one complete hard copy of all prospectuses, annual and semiannual reports and proxy statements, other applicable related documents, and all amendments or supplements to any of the above documents that relate to the Portfolios promptly after the filing of such document with the SEC or other regulatory authorities. Distributor will also provide to ING an electronic copy of all prospectuses, statements of additional information, annual and semiannual reports, and all amendments or supplements suitable for posting on ING’s websites at ING’s discretion.

(c) Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to ING at least quarterly portfolio information necessary to update Portfolio profiles within 15 business days following the end of each quarter.

11. Proxy Voting.

ING or the Nominee will distribute to Contract Owners, Plan Representatives or
Participants all proxy materials furnished by the Funds, Distributor or its designees for the
Portfolios. ING and the Nominee shall not oppose or interfere with the solicitation of proxies for
Portfolio Shares held for such beneficial owners.

12.	Indemnification.

(a) ING agrees to indemnify and hold harmless the Funds, the Portfolios, Distributor,

Adviser and their affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls any of them within the meaning of the 1933 Act (the “Fund
Indemnified Parties”), from and against any losses, claims, damages or liabilities (or actions in respect thereof) (“Losses”) to which the Fund Indemnified Parties may become subject, insofar as such Losses arise out of, or are based upon (i) the provision of administrative services by ING
Life under this Agreement, (ii) a breach of any provision of this Agreement, (iii) ING’s lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities under this Agreement; (iv) the failure of ING to comply with any applicable law, rule or regulation in connection with the discharge of its duties and responsibilities under this Agreement; (v) any breach by ING of any obligation to a Contract Owner, Plan or Participant; (vi) the failure of ING to communicate orders to the Transfer Agent within the time period set forth in this Agreement;
(vii) any communications of orders by ING, which has not been, or is claimed not to have been, authorized by or on behalf of a Contract Owner, Plan or Participant; or (viii) any error or omission in, or cancellation of, any order communicated by ING to the Transfer Agent, including any error resulting from erroneous Instructions on behalf of a Contract Owner, Plan or
Participant to ING. ING will reimburse any legal or other expenses reasonably incurred by a
Fund Indemnified Party in connection with investigating or defending any such Loss, provided, however, that ING will not be liable for indemnification hereunder to the extent that any such
Loss arises out of or is based upon the negligence or willful misconduct of Distributor, Adviser or the Funds in performing their obligations under this Agreement.

(b) Each of Distributor, Adviser and/or the Funds, individually and not jointly, as applicable, in respect to their own actions, agrees to indemnify and hold harmless each of ING
Financial and ING Life, their affiliates, and each of their directors, trustees, officers, employees,

agents and each person, if any, who controls ING Financial and ING Life within the meaning of the 1933 Act (the “ING Indemnified Parties”) against any Losses to which the ING Indemnified
Parties may become subject, insofar as such Losses arise out of or are based upon (i) any untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Funds or the Portfolios or arise out of, or are based upon, the omission or the alleged omission to state a material fact that is necessary to make the statements therein not misleading; (ii) a breach of any provision of this Agreement; (iii) Distributors’, Adviser’s and/or the Funds’ lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities under this Agreement; or (iv) the failure of Distributor, Adviser and/or the Funds to comply with any applicable law, rule or regulation in connection with the discharge of its duties and responsibilities under this Agreement. Distributor, Adviser or the Funds, as applicable, will reimburse any legal or other expenses reasonably incurred by an ING
Indemnified Party in connection with investigating or defending any such Loss; provided, however, that Distributor, Adviser and the Funds will not be liable for indemnification hereunder to the extent that any such Loss arises out of, or is based upon, the negligence or willful misconduct of ING Financial or ING Life in the performance of their obligations under this
Agreement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 12. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) This Section 12 shall survive after termination of this Agreement.

13.	Representations and Warranties.

	(a)	Representations of ING Life. ING Life represents and warrants:

(i) that it (1) is a life insurance company organized under the laws of the State of

Connecticut, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state insurance laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the
Plans and (2) facilitate transactions in the Portfolio through the Omnibus Accounts.

(b)	Representations of ING Financial. ING Financial represents and warrants: (i) that it (1) is a member in good standing of the FINRA, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement;

(ii) that it (1) is a limited liability company duly organized under the laws of the
State of Delaware , (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state and securities laws, (4) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this
Agreement and carry out its obligations pursuant to the terms of this Agreement;

(iii) that it is authorized under the Plans to make available investments of Plan assets in the name of the Nominee of each Plan or in the name of ING Life in shares of investment companies or other investment vehicles specified by Plan Representatives or
Participants; and

(iv) that it will not, without the written consent of Distributor or the Funds, make representations concerning Shares of the Portfolios except those contained in the
Prospectuses and in the current printed sales literature approved by either the Funds or
Distributor.

(c)	Representations of each Fund. Each Fund represents and warrants:

(i) if such Fund is MSIF Inc., that the Fund (1) is a corporation duly organized under the laws of the State of Maryland, (2) is in good standing in such jurisdiction, (3) is in material compliance with all applicable federal, state and securities laws, and (4) if applicable, is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required;

(ii) if such Fund is MSIF Trust, that the Fund (1) is a trust duly organized under the laws of the Commonwealth of Pennsylvania, (2) is in good standing in such jurisdiction,
(3) is in material compliance with all applicable federal, state and securities laws, (4) if applicable, is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and has full authority to enter into this
Agreement and carry out its obligations pursuant to the terms of this Agreement.

(iii) that the Shares of the Portfolios are registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the States and all applicable federal, state, and securities laws; that the Fund amends its registration statement under the 1933 Act and the 1940 Act from time to time as required or in order to effect the continuous offering of Portfolio Shares; and that the Fund has registered and qualified Shares of the Portfolios for sale in accordance with the laws of each jurisdiction where it is required to do so;

(iii) that the Fund is currently qualified as a regulated investment company under
Subchapter M of the Internal Revenue Code of 1986, as amended, and will make every effort to maintain such qualification, and that the Fund will notify ING Financial and
ING Life immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not qualify in the future;

(d)	Representations of the Distributor. The Distributor represents and warrants: (i) that Distributor (1) is a member in good standing of the FINRA, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement; and

(ii) that Distributor (1) is a corporation duly organized under the laws of the
Commonwealth of Pennsylvania, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state, and securities laws, (4) is duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement.

(e)	Representations of the Adviser. The Adviser represents and warrants:

(i) that Adviser (1) is an investment adviser registered under the Investment Advisers

Act of 1940, and (2) will continue to be so registered during the term of this Agreement;
and

(ii) that Adviser (1) is a corporation duly organized under the laws of the State of
Delaware (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state, and securities laws, (4) has full authority to enter into this
Agreement and carry out its obligations pursuant to the terms of this Agreement.

14. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of Delaware to the extent such law is not superseded by federal law without giving effect to the principles of conflicts of laws provisions thereof.

15.	Anti-Money Laundering.

(a) ING represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank
Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank

Secrecy Act and any applicable rules and regulations issued by the SEC, the applicable
Exchanges, securities regulatory organizations (“SROs”) and FINRA (collectively, “AML
Regulations”).

(b) In connection with Distributor’s reliance on ING Financial to perform Customer
Identification Program (“CIP”) procedures on its behalf, ING Financial represents and warrants that (1) ING Financial is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-
money laundering program consistent with the USA PATRIOT Act and the rules thereunder; (2)
ING Financial is regulated by a Federal functional regulator as that term is defined under
31.C.F.R. §103.120(a)(2); (3) ING Financial has implemented a CIP compliant with Section 326 that enables ING Financial to form a reasonable belief that it knows the true identity of its customers, including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether the customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; and (4) ING Financial will certify annually that it has implemented its anti-
money laundering program and that it or its agent will perform all aspects of its CIP procedures with respect to customers referred to the Fund by ING.

(c) ING represents and warrants that none of the Contracts or Plans holding the Fund's shares will be private banking accounts or corresponding banking accounts as contemplated by
Section 312 of the USA PATRIOT Act.

(d) ING will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Portfolio, directly or indirectly, from:

(i)	A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

(ii)	A foreign shell bank (i.e., a bank with no physical presence in any country).

(e) Provided that the Funds and/or the Distributor have filed the initial and subsequent notices required pursuant to Section 314(b) of the USA PATRIOT Act entitling ING to avail itself of the safe harbor for information sharing and, to the extent permitted by law, ING agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of Distributor
if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Portfolios.

(f) ING agrees that if the Funds or Distributor are required to supply information, documentation or guidance to a SRO or government department or agency about the CIP of the
Funds or Distributor or the measures taken to obtain information and to verify the identity of specific clients of the Portfolios, ING shall allow such SRO or government department or agency to examine its files.

16.	Miscellaneous.

(a) Subcontracts. ING Financial or ING Life may enter into subcontracts with other dealers for the solicitation of sales of shares of the Portfolios without the consent of the Funds, the Distributor or the Adviser.

(b) Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(c) Restrictions on “Excessive Trading.” The Funds have adopted policies designed to prevent frequent purchases and redemptions of any Portfolio Shares in quantities great enough to disrupt orderly management of the corresponding Portfolio’s investment portfolio. ING Life has adopted its own excessive trading policy. ING Life has recently modified its excessive trading policy. A copy of such modified policy is attached hereto as Exhibit II (the “Policy”). This
Policy became effective and operational on October 16, 2007. The Company does not monitor trading in fund shares on behalf of, or in accordance with disclosed policies of, any fund groups;
however, ING Life monitors individual Participant and Contract Owner trading in accordance with its Policy. ING Life will use its best efforts, and shall reasonably cooperate with the
Distributor and the Funds to prevent excessive trading. Furthermore, ING Life will execute any instructions from the Distributor or the Funds to restrict or prohibit further purchases or exchanges of Portfolio Shares by an individual Participant or Contract Owner who has been identified by the Distributor or the Funds as having engaged in transactions in Portfolio Shares that violate market timing policies established by the Funds. The parties shall use their best efforts, and shall reasonably cooperate with each other to prevent future market timing and frequent trading. Additionally, the parties entered into a separate shareholder information agreement on April 16, 2007 effective October 16, 2007. ING Life agrees to provide to the
Funds certain shareholder identity and transaction information upon the Fund’s request as provided by the shareholder information agreement executed by both parties. ING Life agrees to continue to monitor and deter excessive trading in the Portfolios which are available through
ING Life’s variable products in accordance with ING Life’s modified excessive trading policy which is attached to and made part of said shareholder information agreement.

(d) Confidentiality. All books, records, information and data pertaining to the business of the other party that are exchanged or received in connection with this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except (i) if such information is already publicly available; (ii) as may be required solely for the purpose of providing the services set forth hereunder or otherwise carrying out a party’s duties and responsibilities under this Agreement; (iii) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law; (iv) as may be required to be disclosed to a party’s attorneys, accountants, regulatory examiners or insurers for legitimate business purposes; or (v) with the express prior written permission of the other party.

(e) Privacy. Each party agrees to adopt policies and practices related to the protection of non-public personal information pursuant to SEC Regulation S-P. These polices and practices are designed to comply with Regulation S-P in all material respects, including, but not limited to, the obligation to provide appropriate administrative, technical and physical safeguards reasonably designed to (i) ensure the security and confidentiality of customer records or information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer. Each of the parties agrees not to use, permit the use of, any such non-public customer information for any purpose except to carry out the terms of this Agreement and/or pursuant to any exceptions set forth in such privacy laws. This provision shall survive the termination of this
Agreement.

(f) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING Financial/ING:

ING Financial Advisers, LLC/ING Life Insurance and Annuity Company
One Orange Way, B3N
Windsor, CT 06095-4774
Attention: Michael Eldredge (860) 580-2591
Worksite Investment Products

To Distributor:

Morgan Stanley Distribution, Inc.
522 Fifth Avenue, 19th Floor
New York, NY 10036
Attn: General Counsel

To Adviser:

Morgan Stanley Investment Management Inc.

522 Fifth Avenue, 19th Floor
New York, NY 10036
Attn: General Counsel

To the Funds:

Morgan Stanley Institutional Funds
100 Front Street, One Tower Bridge
West Conshohocken, PA 19096
Attn: Intermediary Client Services

With a copy to:

Morgan Stanley Investment Management Inc.
522 Fifth Avenue, 19th Floor
New York, NY 10036
Attn: General Counsel

Any notice, demand or other communication given in a manner prescribed in this Subsection (f)
shall be deemed to have been delivered on receipt.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(h) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this
Agreement by signing any such counterpart.

(i) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(j) Entire Agreement. This Agreement including any Exhibits attached hereto and apart hereof, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all prior agreement and understandings relating to such subject matter.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

ING LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ Michael C. Eldredge

Name Michael C. Eldredge

Title Vice President

ING FINANCIAL ADVISERS, LLC

By /s/ David A. Kelsey

Name David A. Kelsey

Title V.P. B D Operations

MORGAN STANLEY INSTITUTIONAL FUND, INC.

By: /s/ Ronald E. Robison

Name: Ronald E. Robison
Title: President & Principal Executive Officer

MORGAN STANLEY INSTITUTIONAL FUND TRUST

By: /s/ Ronald E. Robison

Name: Ronald E. Robison
Title: President & Principal Executive Officer

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Jerry Miller

Name: Jerry Miller
Title: President

MORGAN STANLEY INVESTMENT MANAGEMENT, INC.

By: /s/ Ronald E. Robison

Name: Ronald E. Robison
Title: Managing Director

                                                               SCHEDULE A

                                                     Portfolios and Fee Schedule

Portfolios:

The Agreement shall cover Class I shares and Class P shares of all MSIF Inc. and MSIF Trust
Portfolios then available to new shareholders.

12b-1 Fees:

The Distributor shall pay ING Financial the 12b-1 Fees outlined in the chart below (listed at the maximum annual rate, in basis points) for all Contracts or Plans invested in Class P Shares of the
Portfolios. The Distributor shall not be required to pay any 12b-1 Fees with respect to amounts invested in Class P Shares of a Portfolio upon the termination of a Fund's Shareholder Services
Plan with respect to such class or if, at any time, the 12b-1 Fee payable by a Portfolio or collected by the Distributor under the Shareholder Services Plan with respect to Class P Shares is waived or otherwise reduced. There shall be no 12b-1 Fee payable with respect to Class I Shares of the Portfolios.

Morgan Stanley Institutional Fund Trust
	and
	Morgan Stanley Institutional Fund, Inc.
Portfolio	Share Class	12b-1 Fee

All Portfolios	P	25

All Portfolios	I	0

Servicing Fees:

The Adviser and/or the Funds, as applicable, shall pay ING Life the Servicing Fees outlined in the chart below (listed at the maximum annual rate, in basis points) for all Contracts or Plans invested in Class I and/or Class P Shares of the Portfolios.

Morgan Stanley Institutional Fund Trust
Portfolio	Share Class	Servicing Fee

Balanced	I and P	10

Core Fixed Income	I and P	5

Core Plus Fixed Income	I and P	5

High Yield	I and P	5

Intermediate Duration	I and P	5

International Fixed Income	I and P	5

Investment Grade Fixed Income	I and P	5

Limited Duration	I and P	5

Long Duration	I and P	5

Mid Cap Growth	I and P	5

US Mid Cap Value	I and P	10

Value	I and P	10

Morgan Stanley Institutional Fund, Inc.
Portfolio Name	Share Class	Servicing Fee

Active International Allocation	I and P	10

Capital Growth	I and P	10

Emerging Markets	I and P	10

Emerging Markets Debt	I and P	10

Focus Growth	I and P	10

Global Franchise*	I and P	10

Global Value Equity	I and P	10

International Equity	I and P	10

International Growth Equity	I and P	10

International Magnum	I and P	10

Large Cap Relative Value	I and P	10

Small Company Growth*	I and P	10

*Closed to new investors.

The above Servicing Fees for MSIF Inc. are payable quarterly based on the average aggregate amount invested in the applicable Portfolio through the Contracts and the Plans over a calendar quarter (which shall be computed by totaling daily balances during the quarter and dividing such total by the actual days in the quarter). The Servicing Fees shall be paid in arrears within thirty
(30) days following the end of each calendar quarter.

The above Servicing Fees for MSIF Trust are payable monthly based on the average aggregate amount invested in the applicable Portfolio through the Contracts and the Plans over a calendar month (which shall be computed by totaling daily balances during the quarter and dividing such total by the actual days in the month). The Servicing Fees shall be paid in arrears within thirty
(30) days following the end of each calendar month.

Neither the Adviser nor the Distributor shall be responsible for any Servicing Fees the Funds are authorized to make under this Agreement.

                                                                   Schedule B

                                                              Separate Accounts

                                                   Variable Annuity Accounts B, C, F, I

                                                          Separate Account D

                                                                   EXHIBIT I
                                                                         To
                           SELLING AND SERVICES AGREEMENT AND
                                FUND PARTICIPATION AGREEMENT

Procedures for Pricing and Order Execution/Settlement through the
National Securities Clearing Corporation’s Mutual Fund Profile System and
Mutual Fund Settlement, Entry and Registration Verification System

1. As provided in Section 4 of the Selling and Services Agreement and Fund Participation
Agreement, to which this Exhibit I is attached, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases, exchanges and redemptions of
Portfolio Shares through the National Securities Clearing Corporation (“NSCC”) and its
subsidiary systems as follows:

(a)	The Funds, or the Transfer Agent, on behalf of the Funds, will furnish to ING Financial or its affiliate through NSCC’s Mutual Fund Profile System (“MFPS”) as well as via fax directly to ING at 860-580-0413 (1) the most current NAV information for each Portfolio, (2) a schedule of anticipated dividend and distribution payment dates for each Portfolio, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Portfolio’s ex-date, and (3) in the case of fixed income Portfolios that declare daily dividends, the daily accrual or the interest rate factor. The Funds, or the Transfer Agent, on behalf of the Funds, will use their best efforts to communicate such information to ING

Financial or its affiliate by 7:00 p.m. Eastern Time on each business day that the Portfolio is open for business (each a “Business Day”); provided, however, the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time due to extraordinary or unforeseen circumstances. The Fund shall use best efforts to notify ING's Fund Operations area as early in the day as practicable on any day on which it expects that it might provide such information later than 7:00 p.m. Eastern Time, so that ING may attempt to make reasonable provision to accept such information when it is provided. Changes in pricing information will be communicated to both NSCC and ING Financial or its affiliate.

(b)	Upon receipt of Portfolio purchase, exchange and redemption instructions for acceptance as of the time at which a Portfolio’s NAV is calculated, as specified in such Portfolio’s prospectus (“Close of Trading”), on each Business Day (“Instructions”), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, ING Financial or its affiliate will calculate the net purchase or redemption order for each Portfolio. Orders for net purchases or net redemptions derived from Instructions received by ING Financial or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC’s Mutual Fund Settlement, Entry and Registration Verification System (“Fund/SERV”) by 5:00 a.m. Eastern Time on the next Business Day. Subject to ING Financial’s or its affiliate’s compliance with the foregoing, ING Financial or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by ING Financial or its affiliate in proper form prior to the Close of Trading will be the date as of which Shares of the Portfolios are deemed purchased, exchanged or redeemed pursuant to such Instructions.

Instructions received in proper form by ING Financial or its affiliate after the Close of

Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at NAV in accordance with the Portfolio’s then current prospectuses.

(c)	ING Financial or its affiliate will wire payment for net purchase orders by the Fund’s NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Funds or their affiliate no later than 5:00 p.m. Eastern Time on the same Business Day such purchase orders are communicated to NSCC. For purchases of Shares of daily dividend accrual Portfolios, those Shares will not begin to accrue dividends until the day the payment for those Shares is received.

(d)	NSCC will wire payment for net redemption orders by Portfolio, in immediately available funds, to an NSCC settling bank account designated by ING Financial or its affiliate, by 5:00

	p.	m. Eastern Time on the Business Day such redemption orders are communicated to NSCC,

except as provided in a Portfolio’s prospectus and statement of additional information.

(e)	With respect to (c) or (d) above, if the Transfer Agent, on behalf of the Funds, does not send

	a	confirmation of ING Financial’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f)	If on any day ING Financial or its affiliate is unable to meet the NSCC deadline for the transmission of purchase, exchange or redemption orders, it may at its option transmit and settle such orders as provided in Section 4 of the Agreement.

(g)	These procedures are subject to any additional terms in each Portfolio’s prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of Shares or withdraw the sale of Shares of any Portfolio.

2. ING Financial or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by
NSCC applicable to the MFPS and Fund/SERV system.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

                                                                EXHIBIT II

                     ING Excessive Trading Policy (the “Policy”) as of October 16, 2007

The ING family of insurance companies (“ING”), as providers of multi-fund variable insurance and retirement products, has adopted this Excessive Trading Policy to respond to the demands of the various fund families which make their funds available through our variable insurance and retirement products to restrict excessive fund trading activity and to ensure compliance with
Section 22c-2 of the Investment Company Act of 1940, as amended. ING’s current definition of
Excessive Trading and our policy with respect to such trading activity is outlined below.

1.	ING actively monitors fund transfer and reallocation activity within its variable insurance and retirement products to identify Excessive Trading.

ING currently defines Excessive Trading as:

	a.	More than one purchase and sale of the same fund (including money market funds) within a 60 calendar day period (hereinafter, a purchase and sale of the same fund is referred to as a “round-trip”). This means two or more round-trips involving the same fund within a 60 calendar day period would meet ING’s definition of Excessive Trading; or

	b.	Six round-trips within a twelve month period.

The following transactions are excluded when determining whether trading activity is excessive:

	a.	Purchases or sales of shares related to non-fund transfers (for example, new purchase payments, withdrawals and loans);

	b.	Transfers associated with scheduled dollar cost averaging, scheduled rebalancing or scheduled asset allocation programs;

	c.	Purchases and sales of fund shares in the amount of $5,000 or less;

	d.	Purchases and sales of funds that affirmatively permit short-term trading in their fund shares, and movement between such funds and a money market fund; and

	e.	Transactions initiated by a member of the ING family of insurance companies.

2.	If ING determines that an individual has made a purchase of a fund within 60 days of a prior round-trip involving the same fund, ING will send them a letter warning that another sale of that same fund within 60 days of the beginning of the prior round-trip will be deemed to be Excessive Trading and result in a six month suspension of their ability to initiate fund transfers or reallocations through the Internet, facsimile, Voice Response Unit (VRU), telephone calls to the ING Customer Service Center, or other electronic trading medium that ING may make available from time to time (“Electronic Trading Privileges”). Likewise, if ING determines that an individual has made five round-trips within a twelve month period, ING will send them a letter warning that another purchase and sale of that same fund within twelve months of the initial purchase in the first round-trip in the prior twelve month period will be deemed to be Excessive Trading and result in a six month suspension of their Electronic Trading Privileges. According to the needs of the various business units, a copy of the warning letters may also be sent, as applicable, to the person(s) or entity authorized to initiate fund transfers or reallocations, the agent/registered representative or investment adviser for that individual. A copy of the warning letters and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the trading activity.

3.	If ING determines that an individual has used one or more of its products to engage in Excessive Trading, ING will send a second letter to the individual. This letter will state that the individual’s Electronic Trading Privileges have been suspended for a period of six months. Consequently, all fund transfers or reallocations, not just those which involve the fund whose shares were involved in the Excessive Trading activity, will then have to be initiated by providing written instructions to ING via regular U.S. mail. During the six month suspension period, electronic “inquiry only” privileges will be permitted where and when possible. A copy of the letter restricting future transfer and reallocation activity to regular U.S. mail and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the Excessive Trading activity.

4.	Following the six-month suspension period during which no additional Excessive Trading is identified, Electronic Trading Privileges may again be restored. ING will continue to monitor the fund transfer and reallocation activity, and any future Excessive Trading will result in an indefinite suspension of the Electronic Trading Privileges. Excessive Trading activity during the six month suspension period will also result in an indefinite suspension of the Electronic Trading Privileges.

5.	ING reserves the right to limit fund trading or reallocation privileges with respect to any individual, with or without prior notice, if ING determines that the individual’s trading activity is disruptive, regardless of whether the individual’s trading activity falls within the definition of Excessive Trading set forth above. Also, ING’s failure to send or an individual’s failure to receive any warning letter or other notice contemplated under this Policy will not prevent ING from suspending that individual’s Electronic Trading Privileges or taking any other action provided for in this Policy.

6.	Each fund available through ING’s variable insurance and retirement products, either by prospectus or stated policy, has adopted or may adopt its own excessive/frequent trading policy. ING reserves the right, without prior notice, to implement restrictions and/or block future purchases of a fund by an individual who the fund has identified as violating its excessive/frequent trading policy. All such restrictions and/or blocking of future fund purchases will be done in accordance with the directions ING receives from the fund.